AUTHORIZED PARTICIPANT AGREEMENT

Fidelity Trusts

This Authorized Participant Agreement (the “Agreement”) is entered into between Fidelity Distributors Company LLC (the “Distributor”) and [________________________________________] (the “Participant”) and is subject to acceptance by State Street Bank and Trust Company (the “Transfer Agent”).  The Distributor, the Participant and the Transfer Agent acknowledge and agree that each of the trusts set forth in Attachment C attached hereto, as may be amended from time to time, (each, a “Trust” and collectively, the “Trusts”) and each series or class of shares of each series thereof structured as an exchange-traded fund or share class (each, a “Fund,” and collectively, the “Funds”) shall be a third-party beneficiary of this Agreement and shall receive the benefits contemplated by this Agreement to the extent specified herein.  Capitalized terms used but not defined herein are defined in the current prospectus for each Fund (together with the Statement of Additional Information (“SAI”) incorporated therein, the “Prospectus”).

The Distributor acts as principal underwriter of the Trusts in connection with the sale and distribution of shares of beneficial interest of each Fund (the “Shares”).  The Distributor may designate others, including affiliates or its agents, to perform certain functions in this agreement. Each Trust has appointed the Transfer Agent to provide certain order-taking functions relating to the Shares.  The Transfer Agent serves as the transfer agent of the Shares.

This Agreement is intended to set forth certain premises and the procedures by which the Participant may create and/or redeem Creation Units through the Federal Reserve/Treasury Automated Debt Entry System maintained at the Federal Reserve Bank of New York (the “Federal Reserve Book-Entry System”) and the Continuous Net Settlement (“CNS”) clearing processes of NSCC (as such processes have been enhanced to effect purchases and redemptions of Creation Units, the “CNS Clearing Process ”) or , outside of the CNS Clearing Process, the manual process of The Depository Trust Company (“DTC”).

In consideration of the premises and mutual agreements contained herein, the parties hereto agree as follows:

1.

STATUS OF PARTICIPANT

a.

Clearing Status

The Participant represents, covenants and warrants that it has the ability to transact through the Federal Reserve Book-Entry System and, with respect to orders for the creation or redemption of Creation Units, (i) through the CNS Clearing Process, because it is a member of NSCC and an authorized participant in the CNS System of NSCC (a “Participating Party”), and/or (ii) outside the CNS Clearing Process, because it is a DTC participant (a “DTC Participant”).  The Participant clears through NSCC numbers [____________] (CNS) and [____________] (DTC).

The Participant may place orders for the creation or redemption of Creation Units either through the CNS Clearing Process or outside the CNS Clearing Process, subject to the procedures for creation and redemption referred to in Section 2 of this Agreement and the procedures described in Attachment A hereto.  Any change in the foregoing status of the Participant shall terminate this Agreement.  The Participant shall give prompt notice of any such change to the Distributor, the Transfer Agent and each Fund’s investment adviser (the “Adviser”).

b.

Broker-Dealer Status

The Participant represents, covenants and warrants that: (i) it is a broker-dealer registered with the U.S. Securities and Exchange Commission (“SEC”), and it is a member of the Financial Industry Regulatory Authority (“FINRA”), or it is exempt from, or it is otherwise not required to be licensed as, a broker-dealer or a member of FINRA; (ii) it is registered and/or licensed to act as a broker or dealer, as required under all applicable laws, rules and regulations in the states or other jurisdictions  in which the Participant conducts its activities, or it is otherwise exempt; and (iii) it is a Qualified Institutional Buyer, as defined in Rule 144A under the U.S. Securities Act of 1933, as amended (the “Securities Act”).

The Participant agrees that it will: (i) maintain such registrations, licenses, qualifications, and memberships in good standing and in full force and effect throughout the term of this Agreement; (ii) conform to the NASD Conduct Rules (or comparable FINRA Conduct Rules, if such NASD Conduct Rules are subsequently renamed, repealed, rescinded, or otherwise replaced by FINRA Conduct Rules) and the securities laws of any jurisdiction in which it sells Shares, directly or indirectly, to the extent such laws, rules and regulations relate to the Participant’s transactions in, and activities with respect to, the Shares; and (iii) not offer or sell Shares of any Fund in any state or jurisdiction where such Shares may not lawfully be offered and/or sold.

c.

Foreign Status

If the Participant is offering and selling Shares in jurisdictions outside the several states, territories and possessions of the United States, and the Participant is not otherwise required to be registered or qualified as a broker or dealer, or to be a member of  FINRA as set forth above, the Participant nevertheless agrees to observe the applicable laws, rules and regulations of the jurisdiction in which such offer and/or sale is made, to comply with the full disclosure requirements of the Securities Act and the regulations promulgated thereunder, and to conduct its business in accordance with the NASD Conduct Rules (or comparable FINRA Conduct Rules, if such NASD Conduct Rules are subsequently renamed, repealed, rescinded, or otherwise replaced by FINRA Conduct Rules), to the extent the foregoing relates to the Participant’s transactions in, and activities with respect to, the Shares.

d.

Distributor Status

The Participant understands and acknowledges that the method by which Creation Units will be created and traded may raise certain issues under applicable securities laws, rules and regulations.  For example, because new Creation Units of Shares may be issued and sold by a Fund on an ongoing basis, a “distribution,” as such term is used in the Securities Act, may occur at any point.  The Participant understands and acknowledges that some activities on its part, depending on the circumstances, may result in it being deemed a participant in a distribution in a manner which could render it a statutory underwriter and subject it to the prospectus delivery and liability provisions of the Securities Act.  Neither the Distributor nor the Transfer Agent will indemnify the Participant for any violations of the federal securities laws committed by the Participant.  The Participant also understands and acknowledges that dealers who are not “underwriters,” but who effect transactions in Shares, whether or not participating in the distribution of Shares, are generally required to deliver a Prospectus.

2.

EXECUTION OF ORDERS

All orders for the creation or redemption of Creation Units shall be handled in accordance with the terms of the Prospectus, and where applicable, the procedures described in Attachment A to this Agreement.  In the event the procedures include the use of recorded telephone lines, the Participant hereby consents to such use.  The Trust reserves the right to issue additional or other procedures relating to the manner of creating or redeeming Creation Units, and the Participant, the Distributor and the Transfer Agent agree to comply with such procedures as may be issued from time to time, upon reasonable notice thereof.  In the event of a conflict between the Prospectus and any such procedures, the Prospectus shall control.

With respect to any order for the purchase of Creation Units (“Purchase Order”), the Trust acknowledges and agrees to return to the Participant, or to any party for which it is acting, any dividend, interest, distribution or other corporate action paid to the Trust in respect of any Deposit Instruments or Deposit Securities, collectively referred to herein as “Deposit Securities” that are transferred to the Trust that, based on the valuation of such Deposit Securities at the time of transfer, should have been paid to the Participant or any party for which it is acting.

With respect to any order for the redemption of Creation Units (“Redemption Order”), the Participant acknowledges and agrees on behalf of itself and any party for which it is acting (regardless of its capacity) that: (i) the Participant will use its best efforts to return to the Trust any dividend, interest, distribution or other corporate action paid to it or the party for which it is acting in respect of Redemption Instruments or Fund Securities, collectively referred to herein as “Fund Securities” that are transferred to the Participant or any party for which it is acting that, based on the valuation of such Fund Securities at the time of transfer, should have been paid to the Trust, and (ii) the Trust is entitled to reduce the amount of money or other proceeds due to the Participant or any party for which it is acting that, based on the valuation of such Fund Securities at the time of transfer, should be paid to the Trust.

Solely with respect to orders for the creation or redemption of Creation Units through the CNS Clearing Process, the Participant as a Participating Party hereby authorizes the Trust or its designee to transmit to NSCC on behalf of the Participant such instructions, including Share and cash amounts, as are necessary with respect to the creation and redemption of Creation Units consistent with the instructions issued by the Participant to the Transfer Agent for purchases and redemptions.  The Participant agrees to be bound by the terms of such instructions issued by the Transfer Agent on behalf of the Trust and reported to NSCC as though such instructions were issued by the Participant directly to NSCC.

3.

DEPOSIT SECURITIES AND/OR RELEVANT CASH AMOUNTS

Each Fund will make available each day the Fund is open through the Distributor and/or the Transfer Agent the names and the required number of Shares of each Deposit Security in a Creation Unit, as well as information regarding the cash component, cash amount, or the cash deposit, collectively referred to herein as “Cash Component” or “Cash Deposit”, as applicable.  The Participant understands that a Creation Unit will not be issued until the requisite number of Shares of each Deposit Security and the Cash Component, or the Cash Deposit, as applicable, as well as applicable Transaction Fees (as discussed below) are transferred to the Trust on or before the settlement date in accordance with the Prospectus.

4.

ROLE OF PARTICIPANT

a.

Not Acting as Agent

The Participant acknowledges and agrees that, for all purposes of this Agreement, the Participant will be deemed to be an independent contractor and shall have no authority in any transaction or in any respect to act as agent of the Trust, the Distributor, or the Transfer Agent.  The Participant agrees to make itself and its employees available, upon request, during normal business hours to consult with the Trust, the Distributor, the Transfer Agent, or the Trust’s custodian or their designees concerning the performance of the Participant’s responsibilities under this Agreement.

b.

Obligations as DTC Participant

The Participant, as a DTC Participant, agrees that it shall be bound by all of the obligations of a DTC Participant in addition to any obligations that it undertakes hereunder or in accordance with the Prospectus.

c.

 Delivery of Shareholder Information

The Participant agrees that subject to any privacy obligations or other obligations arising under the federal or state securities laws that the Participant may have to its customers, the Participant will assist the Distributor and/or Transfer Agent in ascertaining certain information regarding sales of Shares made by or through the Participant upon the request of the Trust or the Distributor necessary for a Fund to comply with its obligations to distribute information to its shareholders, as may be required from time to time under applicable state or federal securities laws, rules and regulations.  The Participant shall undertake to deliver to its customers proxy materials and annual and other reports of the Funds, or other similar information that the Funds are obligated to deliver to their shareholders, upon receiving from the Funds or the Distributor sufficient quantities of the same to allow mailing thereof to such customers.  The Participant will be responsible for providing Prospectuses in connection with sales of Shares in the secondary market, as required by applicable laws, rules and regulations.

d.

Proprietary Information

Neither the Distributor nor any of its affiliates shall use the names, addresses and other information concerning the Participant’s customers for any purpose except in connection with the performance of its duties and responsibilities hereunder and except for servicing and informational mailings described in this Section 4, or as may otherwise be permitted by applicable laws, rules and regulations.

e.

Maintenance of Records

The Participant agrees to maintain records of all sales of Shares made by or through it, in a manner consistent with applicable laws, rules and regulations, and to furnish copies of such records to the Trust or the Distributor promptly upon request.

f.

Agent for Proxy

The Participant represents that from time to time, it may be a beneficial owner of Shares (“Beneficial Owner”).  To the extent that it is a Beneficial Owner, the Participant agrees to irrevocably appoint the Distributor as its attorney and proxy with full authorization and power to vote (or abstain from voting) its beneficially owned Shares.  The Distributor intends to vote (or abstain from voting) the Participant’s beneficially owned Shares in the same proportion as the votes (or abstentions) of all other shareholders of the corresponding Fund on any matter submitted to a vote of the shareholders of such Fund.  The Distributor, as attorney and proxy for the Participant  hereunder: (i) is hereby given full power of substitution and revocation; (ii) may act through such agents, nominees, or attorneys as it may appoint from time to time; and (iii) may provide voting instructions to such agents, nominees, or substitute attorneys.  The Distributor may terminate this irrevocable proxy within sixty (60) days written notice to the Participant.

g.

Privacy

The Participant affirms that it has, and will continue to have throughout the term of this Agreement, procedures in place that are reasonably designed to protect the privacy of non-public personal consumer/customer information to the extent required by applicable laws, rules and regulations.

h.

 Anti-Money Laundering

The Participant represents that it has and will continue to have throughout the term of this Agreement written policies, procedures and internal controls (“AML Program”) reasonably designed to comply with applicable anti-money laundering laws, rules and regulations, now or hereafter in effect, including applicable provisions of the USA PATRIOT Act of 2001 and the regulations administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control, as the same may be in effect from time to time, which is hereby confirmed with the placement of any order.  The Participant represents that its AML Program will be maintained in substantial conformity with the foregoing provisions throughout the term of this Agreement.

5.

PARTICIPANT REPRESENTATIONS

a.

Representations Concerning a Fund

The Participant represents, warrants and agrees that it will not make any representations concerning a Fund, Creation Units or Shares, other than those consistent with the Prospectus or any promotional or sales literature furnished to the Participant by the Trust or the Distributor, or any such materials permitted by clause (b) of this Section.

b.

Marketing Materials

The Participant represents, warrants and agrees that, in connection with any sale or solicitation of a sale of Shares, it will only make representations concerning the Shares that are consistent with the then current Prospectus or any promotional materials or sales literature furnished to the Participant by the Distributor or the Trust.

The Participant agrees not to furnish, or cause to be furnished by it or its employees, to any person, or to display or publish, any information or materials relating to a Fund or the Shares (including, without limitation, promotional materials and sales literature, advertisements, press releases, announcements, statements, posters, signs or other similar materials, but not including any materials that are prepared and used for the Participant’s internal use only, or brokerage communications that are prepared by the Participant in the normal course of its business, consistent with the Prospectus, and in accordance with applicable laws, rules and regulations) (“Marketing Materials”), unless such Marketing Materials: (i) are either furnished to the Participant by the Trust or the Distributor, or are otherwise consistent with the Prospectus, have been approved by the Distributor in writing prior to use, and clearly indicate that such Marketing Materials are prepared and distributed by the Participant, and (ii) comply with applicable NASD Conduct Rules (or comparable FINRA Conduct Rules, if such NASD Conduct Rules are subsequently renamed, repealed, rescinded, or otherwise replaced by FINRA Conduct Rules).  The Participant shall file all such Marketing Materials that it prepares with FINRA, as required by applicable laws, rules or regulations.

c.

Advertisements Describing Purchase/Sale of Creation Units

The Participant understands that: (i) neither the Trust nor any Fund may be advertised or marketed as an “open-end investment company” or a “mutual fund,” and (ii) all Marketing Materials  and the Prospectus will prominently disclose the required disclosures found in the relevant exemptive relief or Rule 6c-11 of the Investment Company Act of 1940.

d.

Preparation and Circulation of Research Reports

Notwithstanding anything to the contrary in this Agreement, the Participant and its affiliates may prepare and circulate in the regular course of their businesses research, reports and other similar materials that include information, opinions or recommendations relating to the Shares, provided that, such materials comply with applicable NASD Conduct Rules (or comparable FINRA Conduct Rules, if such NASD Conduct Rules are subsequently renamed, repealed, rescinded, or are otherwise replaced by FINRA Conduct Rules) and other applicable laws, rules and regulations. Such materials must be consistent with the Prospectus or other materials previously furnished by the Trust or the Distributor or be approved by the Distributor in writing prior to use, and clearly indicate that such materials are prepared and distributed by the Participant.

6.

SUB-CUSTODIAN ACCOUNT

The Participant understands and agrees that, in the case of each Fund that invests in international securities (each, a “Global Fund”), the Trust has caused State Street Bank and Trust Company, acting in its capacity as the Trust’s custodian (“Custodian”), to maintain with the applicable sub-custodian (“Sub-Custodian”) for such Fund, an account in the relevant foreign jurisdiction, to which the Participant shall deliver or cause to be delivered, in connection with the purchase of a Creation Unit, on behalf of itself or any party for which it is acting (whether or not a customer), the securities not subject to settlement in the United States, with any appropriate adjustments as advised by such Fund, in accordance with the terms and conditions applicable to such account in such jurisdiction.

7.

TITLE TO SECURITIES – RESTRICTED SECURITIES

The Participant represents on behalf of itself and any party for which it acts that Deposit Securities delivered to the Custodian and/or any relevant Sub-Custodian in connection with a Fund Deposit will not be “restricted securities,” as such term is used in Rule 144(a)(3)(i) of the Securities Act, and at the time of delivery to the Custodian and/or any relevant Sub-Custodian in accordance with the terms of the Prospectus, will provide good and unencumbered title to such Deposit Securities to the Trust and be free and clear of all liens, restrictions, charges and encumbrances, and will not be subject to any adverse claims, including without limitation, any restriction upon the sale or transfer of such securities imposed by (i) any agreement or arrangement entered into by the Participant or any party for which it is acting in connection with a transaction to purchase Shares, or (ii) any provision of the Securities Act and regulations thereunder (except that portfolio securities of issuers other than U.S. issuers shall not be required to have been registered under the Securities Act if exempt from such registration) or of the applicable securities laws, rules or regulations of any other applicable jurisdiction.

8.

PAYMENT OF CERTAIN FEES AND TAXES

a.

Transaction Fees

In connection with the creation or redemption of Creation Units, the Participant agrees to pay the Transaction Fee, if any, prescribed in the Prospectus applicable to creations or redemptions.  Transaction Fees, which may be waived or otherwise adjusted from time to time, will differ for each Fund, depending on the transaction expenses related to each Fund’s portfolio instruments.  The Participant will receive a Prospectus that contains complete disclosure about Transaction Fees, including the maximum amount of the Transaction Fee charged by a Fund.  The method of calculating the Transaction Fees will be fully disclosed in the SAI.  Variations in the Transaction Fee may be imposed in the sole discretion of the Trust from time to time, as disclosed in the Prospectus, and the method of determining such variations will be disclosed in the SAI.

b.

Tax Liability

To the extent any payment of any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or any other similar tax or government charge applicable to the creation or redemption of any Creation Unit of Shares of any Fund made pursuant to this Agreement is imposed, the Participant shall be responsible for the payment of such tax or government charge regardless of whether or not such tax or charge is imposed directly on the Participant. To the extent the Trust, the Distributor or their agents are required by law to pay any such tax or charge, the Participant agrees to promptly indemnify such party for any such payment, together with any applicable penalties, additions to tax or interest thereon.

9.

AUTHORIZED PERSONS

a.

Certification

Concurrently with the execution of this Agreement, the Participant shall deliver to the  Distributor, the Adviser, the Transfer Agent, and the Trust a certificate in a form  attached as Attachment B-1 to this Agreement (or another format as may be mutually acceptable), duly certified as appropriate by its secretary or other duly authorized person that sets forth the names, titles, signatures,  email addresses, and telephone and facsimile numbers of all persons authorized to give instructions relating to the activities contemplated hereby or any other notice, request or instruction on behalf of the Participant (each, an “Authorized Person” and collectively, the “Authorized Persons”).  Such certificate may be accepted and relied upon by the Distributor, the Transfer Agent and the Trust as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until receipt by the Distributor, the Transfer Agent and the Trust of a superseding or amended certificate or if earlier, until termination of this Agreement.  After such certificate is accepted by the Distributor, the Transfer Agent and the Trust, the Participant may authorize additional Authorized Persons to give instructions relating to any activity contemplated hereby or any other notice, request or instruction on behalf of the Participant by delivering to the Distributor, the Transfer Agent, and the Trust an addendum to the certificate described above in a form attached as Attachment B-2 to this Agreement (or another format as may be mutually acceptable).

b.

PIN Numbers

The Transfer Agent shall issue to each Authorized Person a unique personal identification number (“PIN Number”) by which such Authorized Person and the Participant shall be identified and instructions issued by the Participant hereunder shall be authenticated.  The PIN Number shall be kept confidential and provided to Authorized Persons and the Distributor only.  If for some reason, an Authorized Person’s PIN Number is compromised, the Participant or such Authorized Person shall contact the Transfer Agent immediately in order for a new PIN Number to be issued, and the Participant or Authorized Person and the Transfer Agent shall notify the Distributor.

The Participant may revoke the PIN Number at any time upon written notice to the Transfer Agent.  Upon receipt of such written request, the Transfer Agent shall promptly deactivate the PIN Number. If a Participant’s PIN Number is changed, the new PIN Number will become effective on a date and time mutually agreed upon by the Participant, the Distributor, the Transfer Agent and the Trust.  The Transfer Agent will promptly provide the Distributor with all newly issued PIN Numbers and promptly notify the Distributor of any changes to PIN Numbers, including deactivation of any PIN Number.

c.

Termination of Authority

Upon the termination or revocation of authority of an Authorized Person by the Participant, the Participant shall give prompt written notice of such fact to the Distributor, Transfer Agent and the Adviser, in order to give the Transfer Agent a reasonable opportunity to terminate such Authorized Person’s PIN Number.  The Transfer Agent shall promptly deactivate the PIN Number of such Authorized Person upon receipt of the written notice and notify the Distributor.

d.

 Verification

The Distributor and Transfer Agent shall not verify that an Order is being placed by an Authorized Person.  The Distributor and Transfer Agent shall be entitled to assume that all instructions issued to it using the Participant’s PIN Number have been properly placed by Authorized Persons, unless the Distributor or Transfer Agent, as the case may be, has actual knowledge to the contrary or the Participant has properly revoked such PIN Number as provided herein.

e.

Limitation of Liability

The Participant agrees that the Distributor, the Transfer Agent and the Trust shall not be liable for losses incurred by the Participant as a result of unauthorized use of a PIN Number.

10.

REDEMPTION

The Participant represents, warrants and agrees on behalf of itself and any party for which it acts (a “Participant Client”) that, as of the close of a business day on which it has placed any Redemption Order (as described in Attachment A), it or the Participant Client, as the case may be, will own (within the meaning of Rule 200 of Regulation SHO) or have arranged to borrow (as contemplated by Rule 203(b)(1) of Regulation SHO) for delivery of the Shares to the relevant Fund on or prior to the Settlement Date of the Redemption Order the number of Shares of the relevant Fund to be redeemed as a Creation Unit. In either case, the Participant acknowledges that: (i) it has or if, applicable, its Participant Client has full legal authority and legal right to tender for redemption the requisite number of Shares of the Fund and to receive the entire proceeds of the redemption and (ii) if such Shares submitted for redemption have been loaned or pledged to another party or are the subject of a repurchase agreement, securities lending agreement or any other arrangement affecting legal or beneficial ownership of such Shares being tendered, there are no restrictions precluding the tender and delivery of such Shares (including borrowed Shares, if any) for redemption, free and clear of liens, on the redemption Settlement Date. In the event that the Distributor, the Transfer Agent and/or the Trust have reasonable basis to believe that the Participant does not own or have available for delivery the requisite number of Shares of the relevant Fund to be redeemed as a Creation Unit to deliver by the Settlement Date, the Distributor, the Transfer Agent and/or the Trust may require the Participant to deliver or execute supporting documentation evidencing ownership or its right to deliver sufficient Shares of the relevant Fund in order for the Redemption Order to be in proper form and, if such documentation is not reasonably satisfactory to the Distributor, the Transfer Agent and/or the Trust, in their reasonable discretion, the Distributor may reject the Redemption Order. Failure to deliver or execute the requested supporting documentation may result in the Participant’s Redemption Order being rejected as not in proper form.

11.

BENEFICIAL OWNERSHIP

The Participant represents and warrants to the Distributor, the Transfer Agent and the Trust that (based upon the number of outstanding Shares of  each Fund made publicly available by the Trust) either (i) it does not hold, and will not as a result of the contemplated transaction hold, for its account or the account of any Beneficial Owner, eighty percent (80%) or more of the outstanding Shares of the relevant Fund, or (ii) if it does hold for its account or the account of any Beneficial Owner, eighty percent (80%) or more of the outstanding Shares of the relevant Fund, that such a circumstance would not result in the Fund acquiring a basis in the portfolio securities deposited with the Fund with respect to an order to create Shares in such Fund different from the fair market value of such portfolio securities on the date of such order.  Such representation and warranty shall be deemed repeated with respect to each order for one or more Creation Units of Shares of any Fund.  The Participant understands and agrees that the order form relating to any order for one or more Creation Units of Shares of any Fund shall state substantially the same foregoing representations and warranties.  In making the above representation and warranty with respect to the holdings of Shares by Beneficial Owners other than the Participant or its affiliates, the Participant may rely upon the representations and warranties provided by such Beneficial Owners to the Participant regarding their holdings of Shares of the relevant Fund.

 The Distributor or the Transfer Agent may request information from the Participant regarding Share ownership, which the Participant must furnish within a reasonable period of time after such request is made, and may rely on such information to the extent necessary to make a determination regarding ownership of eighty percent (80%) or more of the outstanding Shares by a Beneficial Owner as a condition to the acceptance of a Fund Deposit.

12.

INDEMNIFICATION

This Section 12 shall survive the termination of this Agreement.

a.

Participant’s Indemnification of Trust, Distributor, and Transfer Agent

The Participant hereby agrees to indemnify and hold harmless the Distributor in its capacity as principal underwriter, the Trust, the Transfer Agent, their respective affiliates, directors, trustees, partners, members, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the  Securities Act (each, a “Participant Indemnified Party”) from and against any loss, liability, cost and expense (including reasonable attorneys’ fees) incurred by such Participant Indemnified Party as a result of: (i) any breach by the Participant of any provision of this Agreement that relates to the Participant; (ii) any failure on the part of the Participant to perform any of its obligations set forth in this Agreement; (iii) any failure by the Participant to comply with applicable laws, rules and regulations, including rules and regulations of self-regulatory organizations (“SROs”) in relation to its role as Participant; (iv) actions of such Participant Indemnified Party in reliance upon any instructions issued or representations made in accordance with Attachment A (as amended from time to time) and reasonably believed by the Distributor or the Transfer Agent, as applicable, to be genuine and to have been given by an Authorized Person of the Participant; or (v)(1) any representation by the Participant, its employees or its agents or other representatives about the Shares, any Participant Indemnified Party or the Trust that is not consistent with the Trust’s then-current Prospectus made in connection with the offer or the solicitation of an offer to buy or sell Shares and (2) any untrue statement or alleged untrue statement of a material fact contained in any of Participant’s research reports, Marketing Material or sales literature described in Section 5 hereof or any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent that such statement or omission relates to the Shares or any Participant Indemnified Party unless, in either case, such representation, statement or omission was made or included by the Participant at the written direction of the Trust or the Distributor or is based upon any omission by the Trust or the Distributor to state a material fact in connection with such representation, statement or omission necessary to make such representation, statement or omission not misleading.

The foregoing shall not apply to any loss, damage, charge, liability, cost, expense, cause of action, obligation, judgment or fee incurred by a Participant Indemnified Party arising out of such Participant Indemnified Party’s fraud, bad faith, gross negligence, or reckless or willful misconduct.  With respect to (i) through (iii) and (v) above, the Participant Indemnified Party’s failure to promptly acknowledge the Participant’s breach of, or failure to perform or comply with, the terms of this Agreement shall not negate the foregoing indemnification.

b.

Distributor’s Indemnification of Participant

The Distributor hereby agrees to indemnify and hold harmless the Participant, its respective subsidiaries, affiliates, directors, partners, members, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the Securities Act (each a “Distributor Indemnified Party”) from and against any loss, liability, cost and expense (including reasonable attorneys’ fees) incurred by such Distributor Indemnified Party as a result of: (i) any breach by the Distributor of any provision of this Agreement that relates to the Distributor; (ii) any failure on the part of the Distributor to perform any of its obligations set forth in this Agreement; (iii) any failure by the Distributor to comply with applicable laws, rules and regulations, including rules and regulations of SROs in relation to its role as Distributor; (iv) actions of such Distributor Indemnified Party in reliance upon any instructions issued or representations made in accordance with Attachment A (as amended from time to time) reasonably believed by the Participant to be genuine and to have been given by the Distributor; or (v) any untrue statement, of a material fact contained in the registration statement, Prospectus, or SAI, as each may be amended from time to time, or any omission, to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

The foregoing shall not apply to any loss, damage, charge, liability, cost, expense, cause of action, obligation, judgment or fee incurred by a Distributor Indemnified Party arising out of such Distributor Indemnified Party’s fraud, bad faith, gross negligence, or reckless or willful misconduct.  With respect to (i) through (iii) and (v) above, the Distributor Indemnified Party’s failure to promptly acknowledge any omission to state a material fact or untrue statement contained in such materials or the Distributor’s breach of, or failure to perform or comply with, the terms of this Agreement shall not negate the foregoing indemnification.

c.

Data Errors and Communication Delays

Neither the Distributor nor the Transfer Agent shall be liable to any other party to this Agreement for any damages arising out of mistakes or errors in data provided to the Distributor or the Transfer Agent by a third party, or out of interruptions or delays of electronic means of communications with the Distributor or the Transfer Agent.

13.

LIMITATION OF LIABILITY

a.

Express Duties

The Distributor and the Transfer Agent undertake to perform such duties and only such duties as are expressly set forth herein, or expressly incorporated herein by reference, and no implied covenants or obligations shall be read into this Agreement against the Distributor or the Transfer Agent.

b.

Limited Liability

In the absence of fraud, bad faith, gross negligence, or reckless or willful misconduct on its part, neither the Distributor, nor the Transfer Agent, whether acting directly or through agents or attorneys, shall be liable for any action taken, suffered or omitted or for any error of judgment made by any of them in the performance of their duties hereunder.  Neither the Distributor nor the Transfer Agent shall be liable for any error of judgment made in good faith unless the party exercising such shall have been grossly negligent in ascertaining the pertinent facts necessary to make such judgment.  In no event shall the Distributor or the Transfer Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profit), even if such parties have been advised of the likelihood of such loss or damage and regardless of the form of action.  In no event shall the Distributor or the Transfer Agent be liable for the acts or omissions of DTC, NSCC or any other securities depository or clearing corporation.

c.

Force Majeure

Neither the Distributor, the Transfer Agent, nor the Participant shall be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation: acts of God; earthquakes; fires; floods; wars; civil or military disturbances; terrorism; sabotage; epidemics; riots; interruptions; loss or malfunction of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions.

d.

Reliance on Instructions

The Distributor, the Transfer Agent and the Trust may conclusively rely upon, and shall be fully protected in acting or refraining from acting upon, any communication authorized hereby and upon any written or oral instruction, notice, request, direction or consent reasonably believed by each of them to be genuine.

e.

No Advancement by Transfer Agent

The Transfer Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder, except as may be required as a result of its own fraud, bad faith, gross negligence, or reckless or willful misconduct.

14.

TRUST AS THIRD-PARTY BENEFICIARY

The Participant, the Distributor, and the Transfer Agent understand and agree that the Trust, as a third-party beneficiary to this Agreement, is entitled and intends to proceed directly against the Participant in the event the Participant fails to honor any of its obligations pursuant to this Agreement that benefit the Trust.  The Participant agrees to cooperate with the Trust, Transfer Agent, and the Distributor if a request for information or records is made to the Participant.

15.

ACKNOWLEDGMENT

The Participant acknowledges receipt of the Prospectus and represents it has reviewed  the Prospectus and understands the terms thereof , and further acknowledges that the procedures contained therein pertaining to the creation and redemption of Shares are incorporated herein by reference.

16.

NOTICES

Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery, traceable overnight mail (e.g., Federal Express) or by postage prepaid registered or certified U.S. First Class mail, return receipt requested, or similar means of same day delivery (with a confirming copy by mail as provided herein).

Each party acknowledges its consent to electronic delivery, including via email, of any documents or materials required and/or provided by one to the other related to services provided under this Agreement. Either party may revoke this consent and request any such documents or materials to be mailed, in lieu of electronic delivery, at any time upon reasonable notice to the other.

Unless otherwise notified in writing, all notices shall be given or sent as follows:

To the DISTRIBUTOR:	Fidelity Distributors Company LLC Attn: Contracts Risk Management 900 Salem Street, OTGW3 Smithfield, RI 02917
	Telephone:	(617) 563-7000
	Facsimile:	(617) 476-4195
	Email:	FFASCRM@fmr.com
With a copy to:
ETF Services Team 6501 S. Fiddlers Green Circle, Suite 600 Greenwood Village, CO 80111
	Telephone:	(720) 356-6716
	Facsimile:	(617) 385-1252
	Email:	Shelley.Harding@fmr.com

To the PARTICIPANT:	[Name of Participant] [Participant Street Address] [Participant City, State and Zip Code]
	Telephone:	[(___) ___-____]
Email

To the TRANSFER AGENT:	State Street Bank and Trust Company 1776 Heritage Drive Quincy, MA 02171 Attn: Marc Reyome
	Email:	ETFspecialtrades-ta@statestreet.com

To the TRUST:	c/o Fidelity Management & Research Company Attn: Treasurer of the Fidelity Funds 245 Summer Street Boston, MA 02210
	Telephone:	(617) 563-7000
	Facsimile:	(617) 476-4195

17.

ENTIRE AGREEMENT

This Agreement and all Attachment hereto, which are hereby incorporated herein by reference, supersede any prior agreement between the parties with respect to the subject matter contained herein and constitute the entire agreement between the parties regarding the matters contained herein.  Additional or other procedures relating to the manner of creating or redeeming Creation Units, when issued by the Trust and provided pursuant to the notice provisions hereof, shall become part of this Agreement.

18.

INTERPRETATION

Titles and section headings are included solely for convenient reference and are not a part of this Agreement.

19.

AMENDMENT

This Agreement, all Attachments hereto, and any additional or other procedures relating to the manner of creating or redeeming Creation Units issued by the Trust and provided pursuant to the notice provisions hereof may be amended or modified: (i) by a written document signed by an authorized representative of each party; or (ii) by the Trust or the Distributor from time to time without the consent of any Participant or Beneficial Owner by the following procedure: the Trust or the Distributor will mail a copy of the amendment to the Participant and the Trust or Distributor, as applicable, and the Transfer Agent.  If neither the Participant nor the other party objects in writing to the amendment within ten (10) days after its receipt, the amendment will become part of this Agreement in accordance with its terms. Notwithstanding the foregoing, the Distributor reserves the right to amend Attachment C of this Agreement solely for the purpose of adding a new Trust upon reasonable notice thereof to the Participant and the Transfer Agent.

20.

TERMINATION

This Agreement may be terminated at any time by any party upon thirty (30) days prior written notice to the other parties unless: (i) earlier terminated by the Trust, Transfer Agent or the Distributor in the event of a breach by the Participant of this Agreement or the procedures described or incorporated herein; or (ii) in the event that the Trust is terminated pursuant to the Trust Agreement. For the avoidance of doubt, the termination of this Agreement in accordance with this Section 20 with respect to a Trust shall not terminate this Agreement with respect to the other Trusts listed in Attachment C.

21.

PROSPECTUS AND REPRESENTATIONS

The Distributor will provide to the Participant copies of the Prospectus and any printed supplemental information in reasonable quantities upon request.  The Participant consents to the delivery of Prospectuses electronically.  The Participant understands that current Prospectuses and all required reports for each applicable Fund are available at the Funds’ website at Fidelity.com.  The Participant can revoke this consent to delivering Prospectuses electronically at any time by calling 1-877-297-2952.  The Participant agrees to maintain a valid email address, and agrees to promptly notify the Distributor if its email address changes.  The Participant shall, upon request of any Trust, provide the Trust with sufficient documentation and other evidence that the Participant is providing Prospectuses to the purchasers of any Shares.  The Distributor shall be deemed to have complied with this Section when the Participant has received such revised, supplemented or amended Prospectus by email at [ @ .com].

The Participant and the Distributor are expressly put on notice of the limitation of shareholder liability as set forth in the Declaration(s) of Trust or other organizational document of the Funds and agree that any obligation assumed by the Fund under this Agreement shall be limited in all cases to the Fund and its assets. Participant or Distributor shall not seek satisfaction of any such obligation from the shareholders or any shareholder of the Fund.  Nor shall the Participant or Distributor seek satisfaction from the Trustees or any individual Trustee of the Fund.  Participant and Distributor understand that the rights and obligations of each series and class of shares of the Fund under its Declaration of Trust or other organizational document are separate and distinct from those of any and all other series and classes.

22.

COUNTERPARTS

This Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all shall constitute but one and the same instrument.

23.

GOVERNING LAW

This Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts without regard to the conflicts of laws provisions thereof.  The parties irrevocably submit to the personal jurisdiction and service and venue of any Commonwealth of Massachusetts or United States Federal court sitting in Boston, Massachusetts having subject matter jurisdiction, for the purposes of any suit, action or proceeding arising out of or relating to this Agreement, or any action taken or omitted hereunder, and waive any claim of forum nonconveniens and any objections as to laying of venue. Each party hereto each hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.

24.

ASSIGNMENT

No party may assign its rights or obligations under this Agreement (in whole or in part) without the prior written consent of the other parties, which shall not be unreasonably withheld; provided that, any party may assign its rights and obligations hereunder (in whole, but not in part) without such consent to an entity acquiring all, or substantially all of its assets or business or to an affiliate.  The party resulting from any such merger, conversion, consolidation or succession shall notify the other parties hereto of the change.  Notwithstanding the aforementioned termination provisions, in the event that an entity acquires all or substantially all of the Participant’s assets or business, the Distributor or Transfer Agent may elect within a limited period of time not to exceed thirty (30) days from the date upon which such acquisition was publicly announced to immediately terminate this Agreement.

25.

SEVERANCE

If any provision of this Agreement is held by any court or any act, regulation, rule or decision of any other governmental or supranational body or authority or regulatory or self-regulatory organization to be invalid, illegal or unenforceable for any reason, it shall be invalid, illegal or unenforceable only to the extent so held and shall not affect the validity, legality or enforceability of the other provisions of this Agreement so long as this Agreement, as so modified, continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits, obligations, or expectations of the parties to this Agreement.

[The remainder of this page is intentionally left blank]

IN WITNESS WHEREOF, the duly authorized representatives of the below parties hereto have executed this Agreement, the effective date of which shall be the date of the last dated signature below.

FIDELITY DISTRIBUTORS COMPANY LLC, AS DISTRIBUTOR:
By:
Name:
Title:

Address:	900 Salem Street, OTGW3
Smithfield, Rhode Island 02917

Telephone:	(617) 563-7000
Facsimile:	(617) 476-4195
Email:

Date:

[Name of Participant], AS PARTICIPANT:
By:
Name:
Title:

Address:	[Participant Street Address]
[Participant City, State and Zip Code]

Telephone:	[(___) ___-____]
Email:

Tax ID No.

Date:

2

Accepted by:

STATE STREET BANK AND TRUST COMPANY, AS TRANSFER AGENT:
By:
Name:
Title:

Address:

Email:

Date:

3

ATTACHMENT A

This attachment to the Authorized Participant Agreement supplements the Prospectus with respect to the procedures to be used by (i) the Transfer Agent and Distributor in processing a Purchase Order for the purchase of Shares, (ii) the Transfer Agent and Distributor in processing a Redemption Order for the redemption of Shares, and (iii) the Participant, Transfer Agent, Distributor or their agents in delivering or arranging for the delivery of requisite cash payments, Fund Deposits or Shares, as the case may be, in connection with the submission of Purchase Orders or Redemption Orders.

A Participant may, under certain circumstances, submit a non-standard order.  In order to submit a non-standard order, the Participant must follow the additional procedures described in Appendix 1 of this Attachment A.

A Participant is first required to have signed the Authorized Participant Agreement.  Upon acceptance of the Authorized Participant Agreement by the Distributor and the Transfer Agent, the Transfer Agent will assign a PIN Number to each Authorized Person authorized to act for the Participant.  This will allow a Participant through its Authorized Person(s) to place a Purchase Order or Redemption Order with respect to the purchase or redemption of Creation Units of Shares.

A.

ELECTION TO PLACE ORDERS BY INTERNET

1.

GENERAL

In addition to the procedures for placing a Purchase Order and Redemption Order as set forth under Sections B.1 - B.3, Sections C.1 - C.3 and Section D of this Attachment A, respectively, the Participant may utilize the State Street Fund Connect proprietary system, or any successor system (“Fund Connect”), made available to Participant by the Transfer Agent, together with State Street Global Markets, LLC (collectively, “State Street”).  Fund Connect is a proprietary electronic fund platform that will allow Participant to submit orders to create or redeem Creation Units under the Agreement.  The terms and conditions on which State Street will deliver Fund Connect to Participant shall be set forth in a separate agreement between State Street and Participant (“Fund Connect Agreement”).   To the extent that any provision of the Agreement is inconsistent with any provision of any Fund Connect Agreement, the Fund Connect Agreement shall control with respect to State Street’s provision of Fund Connect; provided, however, it is not the intention of the parties to otherwise modify the rights, duties and obligations of the parties under the Agreement, which shall remain in full force and effect until otherwise expressly modified or terminated in accordance with its terms.   For additional clarity, Sections B.4 and B.5 of this Attachment A related to processing and suspending/rejecting Purchase Orders, respectively, shall continue to apply with respect to any orders via Fund Connect.

A-1

2.

CERTAIN ACKNOWLEDGEMENTS

The Participant acknowledges and agrees that (i) neither the Trust, the Distributor nor State Street have made any representations, warranties, indemnities, obligations, guarantees or agreements of any kind, whether express, implied, oral or written, with respect to Fund Connect, other than as may be expressly provided by State Street in the Fund Connect Agreement; (ii) Fund Connect is provided “as is,” “as available” with all faults and without any warranty of any kind and that any transactions, content, or data downloaded or otherwise obtained through the use of Fund Connect are done at the Participant’s own discretion and risk; (iii) the Trust, the Transfer Agent, the Distributor and their respective agents may elect to review any order placed through Fund Connect manually before it is executed and that such manual review may result in a delay in execution of such order; and (iv) during periods of heavy market activity or other times, it may be difficult to place orders via Fund Connect and the Participant may place orders as otherwise set forth in Attachment A.

3.

ELECTION TO TERMINATE PLACING ORDERS BY INTERNET

The Participant may elect at any time to discontinue placing orders through Fund Connect without providing notice under the Agreement.

B.

TO PLACE A PURCHASE ORDER

1.

PLACEMENT OF A PURCHASE ORDER

Purchase Orders for Creation Units may be initiated only on days when the NYSE is open for trading (“Transmittal Days”), which excludes the following holidays: New Year’s Day, Martin Luther King, Jr. Day, Washington’s Birthday (popularly known as “President’s Day”), Good Friday, Memorial Day, Juneteenth, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day (each, a “Holiday”).

Purchase Orders may only be made in whole Creation Units.  All Purchase Orders shall be made in accordance with the terms and procedures set forth in the Prospectus.  Each party hereto agrees to comply with the provisions of the Prospectus to the extent applicable to it.  The Trust reserves the right to issue procedures relating to the manner of purchasing or redeeming Creation Units, and the Participant, the Distributor and the Transfer Agent agree to comply with such procedures as may be issued from time to time upon reasonable notice thereof.

To initiate a Purchase Order, an Authorized Person of the Participant must call the Transfer Agent at  (855) 431-8608  not later than the closing time of the regular trading session of the NYSE (ordinarily 4:00 p.m., U.S. Eastern time) on a Transmittal Day as set forth in the applicable Fund’s order form, which is incorporated into and made part of this Agreement, or such earlier time as designated by such Fund (the “Order Cut-Off Time”); provided that, when the NYSE  closes early on a Transmittal Day prior to a Holiday, or for any other reason, the Order Cut-Off Time shall be the earlier NYSE close on such Transmittal Day.

Upon verifying the authenticity of the Authorized Person (as determined by the use of the appropriate PIN Number) and the terms of the Purchase Order, the Transfer Agent will issue a unique Order Number.  An Order Number is only valid for a limited time.  The Purchase Order must be sent by facsimile in the form provided by the Fund or its agents (which may include various Participant representations) to the Transfer Agent within 20 minutes of the issuance of the Order Number.  In the event that the Purchase Order is not received within such time period, the Transfer Agent will attempt to contact the Participant to request immediate transmission of the Purchase Order.  Unless the Purchase Order is received by the Transfer Agent upon the earlier of (i) within 15 minutes of contact with the Participant or (ii) 45 minutes after the Order Cut-Off Time, the order will be deemed invalid.

NOTE:

A PURCHASE ORDER REQUEST IS NOT COMPLETE UNTIL THE TRANSFER AGENT ISSUES AN ORDER NUMBER.  AN ORDER MAY NOT BE CANCELED BY AN AUTHORIZED PERSON AFTER AN ORDER NUMBER HAS BEEN ISSUED.  INCOMING TELEPHONE CALLS ARE QUEUED AND WILL BE HANDLED IN THE ORDER RECEIVED.  A CALL THAT IS PLACED BEFORE THE ORDER CUT-OFF TIME WILL BE PROCESSED EVEN IF THE CALL IS ANSWERED BY THE TRANSFER AGENT AFTER THE ORDER CUT-OFF TIME.  ACCORDINGLY, THE AUTHORIZED PERSON SHOULD NOT HANG UP AND REDIAL.  INCOMING CALLS THAT ARE RECEIVED AFTER THE ORDER CUT-OFF TIME WILL NOT BE ANSWERED BY THE TRANSFER AGENT.  ALL TELEPHONE CALLS MAY BE RECORDED BY THE TRANSFER AGENT.

THE TELEPHONE CALL IN WHICH THE ORDER NUMBER IS ISSUED INITIATES THE ORDER PROCESS BUT DOES NOT ALONE CONSTITUTE THE PURCHASE ORDER.  A PURCHASE ORDER IS ONLY COMPLETED AND PROCESSED UPON RECEIPT OF WRITTEN INSTRUCTIONS CONTAINING THE DESIGNATED ORDER NUMBER AND AUTHORIZED PERSON’S SIGNATURE AND TRANSMITTED BY FACSIMILE.

2.

RECEIPT OF TRADE CONFIRMATION

The Transfer Agent will fax a copy of any accepted Purchase Order that was submitted by telephone to the Participant within approximately 45 minutes of its receipt of acceptance of the Order by the Distributor, as confirmation of such Purchase Order.   In the event the Participant does not receive a Purchase Order confirmation, it should contact the Transfer Agent at the business number indicated.

3.

AMBIGUOUS INSTRUCTIONS

In the event that the written Purchase Order contains terms that differ from the information provided in the telephone call at the time of issuance of the Order Number, a representative of the Transfer Agent will attempt to contact the Participant to request confirmation of the terms of the Purchase Order.  If an Authorized Person is able to confirm the terms as they appear in the written Purchase Order by the Order Cut-Off Time, the Transfer Agent will continue processing the Purchase Order.  If an Authorized Person contradicts its terms, the Purchase Order will be deemed invalid and a corrected written Purchase Order must be received by the Transfer Agent’s telephone representative by the Order Cut-Off Time.

In the event that a written Purchase Order contains terms that are illegible, as determined in the sole discretion of the Distributor or Transfer Agent, the written Purchase Order will be deemed invalid and the Transfer Agent will attempt to contact the Participant to request transmission of a legible written Purchase Order.  If the Transfer Agent does not receive a legible written Purchase Order by the Order Cut-Off Time, the Purchase Order will be deemed invalid.  If the Transfer Agent is not able to contact an Authorized Person, the Purchase Order will be deemed invalid.

4.

PROCESSING A PURCHASE ORDER

A Purchase Order shall be deemed to be received on the Transmittal Day on which the order is placed; provided that: (i) the order is placed in proper form prior to the Order Cut-Off Time on such date; (ii) federal funds in the appropriate amount are deposited with the Fund’s custodian on the next following business day prior to 10:00 a.m. U.S. Eastern time for Fund Deposits consisting solely of cash (“Cash Settlement Time”); and (iii) the requisite number of Deposit Securities, together with any associated cash component, is delivered to the account of the applicable Fund by 1:00 p.m. U.S. Eastern time on the Settlement Date for Fund Deposits consisting of securities or securities and cash.    Any Purchase Order that is not placed in the manner described above may be deemed to be rejected and the Participant shall be liable to the Trust for losses, if any, resulting therefrom.  The Transfer Agent shall process and transmit Purchase Orders in accordance with the procedures described in the relevant Fund’s registration statement and in this Attachment A. The Distributor shall make any determination to approve Purchase Orders.

The Adviser may, prior to the receipt of federal funds in the appropriate amount on the applicable Cash Settlement Time for Fund Deposits consisting of cash, begin to trade for a Fund with respect to which the Participant has placed a Purchase Order.  The Participant agrees that, if the Adviser makes investments for such a Fund prior to receiving confirmation that such federal funds have been received, the Participant will indemnify and hold the Adviser, the Distributor, the Fund, the Trust and their agents harmless for any loss suffered by any or all of them due to the failure or delay in depositing such federal funds with the Fund’s custodian prior to the Cash Settlement Time.  For purposes of clarity, a loss suffered by such a Fund includes not only actual losses suffered by the Fund, but also any adverse effect on the Fund’s performance directly attributable to the failure or delay in depositing such federal funds in the appropriate amount prior to the applicable Cash Settlement Time.

The Transfer Agent, Distributor and the Trust each reserve the right to reject any Order in the event that its acceptance would appear to result in the Participant or a Beneficial Owner owning eighty percent (80%) or more of all outstanding Shares of a given Fund.  In such event, the Distributor or the Transfer Agent will ask the Authorized Person to re-confirm the representation that the Participant or a Beneficial Owner will not own 80% or more of the Shares of any Fund upon execution of the Purchase Order.  If the Authorized Person is able to so confirm, either verbally or in writing in the sole discretion of the Distributor, the Distributor or the Transfer Agent will transmit the Purchase Order to the relevant Fund.  If the Authorized Person is not able to confirm that the Participant or a Beneficial Owner will not own 80% or more of the Shares of any Fund upon execution of the Purchase Order, the Distributor has the right to reject the Purchase Order.  Purchase Orders may also be rejected under the circumstances described in Section 5 of this Attachment A.

After a Fund has accepted a Purchase Order and received delivery of the all-cash payment (or Deposit Securities, as applicable and any accompanying cash payment), DTC will instruct the Fund to initiate “delivery” of the appropriate number of Shares to the book-entry account specified by the Participant.  The Distributor will furnish a Prospectus and the Transfer Agent will furnish a confirmation to the Participant unless such confirmation will be provided by the National Securities Clearing Corporation.

A Creation Unit will not be issued until the transfer of the all-cash payment (or the transfer of good title to the Trust of the Deposit Securities and the payment of any cash portion of the purchase price) has been completed.  Notwithstanding the foregoing, Creation Units may be issued to a Participant notwithstanding the fact that the corresponding Deposit Securities and cash payment have not been received in part or in whole, in the sole discretion of the Trust, provided that the Participant deposits the available Deposit Securities and cash in an amount equal to the sum of (i) the Cash Component (including any Transaction Fees), plus (ii) 115% of the market value of the undelivered Deposit Securities (the “Additional Cash Deposit”).  An additional amount of cash shall be required to be deposited with the Fund, pending delivery of the missing Deposit Securities to the extent necessary to maintain an amount of cash on deposit with the Fund at least equal to 115% of the daily marked to market value of the undelivered Deposit Securities.  In the sole discretion of the Fund following the initial settlement date, the Fund may use the cash on deposit to purchase the undelivered Deposit Securities.  The Participant will be liable to the Fund for the costs incurred by the Fund in connection with any such purchases and the Participant shall be liable to the Fund for any shortfall between the cost to the Fund of purchasing any missing Deposit Securities and the value of the collateral.  These costs will be deemed to include the amount by which the actual purchase price of the Deposit Securities exceeds the market value of such Deposit Securities on the day the Purchase Order was deemed received by the Distributor and/or the Transfer Agent plus the brokerage and related transaction costs associated with such purchases.  The Fund will return any unused portion of the Additional Cash Deposit once all of the undelivered Deposit Securities have been properly received by the Fund’s custodian or purchased by the Fund and deposited into the Fund.

5.

REJECTING OR SUSPENDING A PURCHASE ORDER

The Distributor may reject any Purchase Order that is not submitted in accordance with the procedures described in the Prospectus.  The Trust and the Distributor also reserve the absolute right to reject or revoke acceptance of a Purchase Order transmitted to it in respect of a Fund, for example if:

a.

the Purchase Order is not in proper form;

b.

the purchaser or group of purchasers, upon obtaining the Shares ordered, would own 80% or more of the currently outstanding Shares of such Fund upon execution of the Purchase Order;

c.

the Fund Deposit delivered is not as specified by the Fund through the Distributor and/or Transfer Agent, and the Adviser has not consented to acceptance of an in-kind deposit that varies from the designated portfolio;

d.

the acceptance of the Fund Deposit would have certain adverse tax consequences to such Fund;

e.

the acceptance of the Fund Deposit would, in the opinion of counsel, be unlawful;

f.

the acceptance of the Fund Deposit would otherwise, in the discretion of the Trust or the Adviser, have an adverse effect on the Trust or the rights of beneficial owners of such Fund;

g.

the value of Creation Units to be created exceeds a purchase authorization limit afforded to the Participant by the Trust, and the Participant has not deposited an amount in excess of such purchase authorization with the Trust’s custodian prior to 3:00 p.m. U.S. Eastern time, on the Transmittal Day; or

h.

there exist circumstances outside the control of the Trust, the Transfer Agent, the Distributor, or the Adviser that make it impossible to process Purchase Orders for all practical purposes.

In-Kind Purchase Orders

If creations are on an in-kind basis, the Trust further reserves the absolute right to reject or suspend a Purchase Order transmitted to it by the Distributor and/or the Transfer Agent in respect of a Fund if: (i) the portfolio of Deposit Securities delivered is not as specified by the Adviser; (ii) acceptance of the Deposit Securities would have certain adverse tax consequences to the Trust or any Fund; or (iii) for any other reasons as specified herein.

The Trust shall notify the Authorized Person of its rejection of any Purchase Order.  Except as provided herein, all Purchase Orders for Creation Units are irrevocable.

The Trust, Transfer Agent and the Distributor are under no duty to verify or give notification of any defects or irregularities in any written Order or in the delivery of Fund Deposits nor shall any of them incur any liability for the failure to give any such notification.  The Trust shall return to the Authorized Person or any party for which it is acting any dividend, interest, distribution or other corporate action paid to the Trust in respect of any Deposit Securities that is transferred to the Trust that, based on the valuation of such Deposit Securities at the time of transfer, should have been paid to the Authorized Person or any party for which it is acting.

C.

TO PLACE A REDEMPTION ORDER

1.

PLACING A REDEMPTION ORDER

Redemption Orders for Creation Units may be initiated only on Transmittal Days (as defined herein).  Redemption Orders may only be made in whole Creation Units of Shares of each Fund.

To initiate a Redemption Order, the Authorized Person must call the Transfer Agent at (855) 431-8608 not later than the Order Cut-Off Time.  Upon verifying the authenticity of the Authorized Person (as determined by the use of the appropriate PIN Number) and terms of the Redemption Order, the Transfer Agent will issue a unique Order Number.  Upon verifying the authenticity of the Authorized Person (as determined by the use of the appropriate PIN Number) and the terms of the Redemption Order, the Transfer Agent will issue a unique Order Number.  An Order Number is only valid for a limited time.  The Redemption Order must be sent by facsimile in the form provided by the Fund or its agents (which may include various Participant representations, warranties or acknowledgments) to the Transfer Agent within 20 minutes of the issuance of the Order Number.  In the event that the Redemption Order is not received within such time period, the Transfer Agent will attempt to contact the Participant to request immediate transmission of the Redemption Order.  Unless the Redemption Order is received by the Transfer Agent upon the earlier of (i) within 15 minutes of contact with the Participant or (ii) 45 minutes after the Order Cut-Off Time, the order will be deemed invalid.

NOTE: A REDEMPTION ORDER REQUEST IS NOT COMPLETE UNTIL THE TRANSFER AGENT ISSUES AN ORDER NUMBER.  AN ORDER MAY NOT BE CANCELED BY THE AUTHORIZED PERSON AFTER AN ORDER NUMBER IS ISSUED.  INCOMING TELEPHONE CALLS ARE QUEUED AND WILL BE HANDLED IN THE ORDER RECEIVED.  CALLS PLACED BEFORE THE ORDER CUT-OFF TIME WILL BY PROCESSED EVEN IF THE CALL IS ANSWERED BY THE TRANSFER AGENT AFTER THE ORDER CUT-OFF TIME.  ACCORDINGLY, THE AUTHORIZED PERSON SHOULD NOT HANG UP AND REDIAL.  INCOMING CALLS THAT ARE RECEIVED AFTER THE ORDER CUT-OFF TIME WILL NOT BE ANSWERED BY THE TRANSFER AGENT. ALL TELEPHONE CALLS MAY BE RECORDED BY THE TRANSFER AGENT.

THE TELEPHONE CALL IN WHICH THE ORDER NUMBER IS ISSUED INITIATES THE ORDER PROCESS BUT DOES NOT ALONE CONSTITUTE THE REDEMPTION ORDER.  A REDEMPTION ORDER IS ONLY COMPLETED AND PROCESSED UPON RECEIPT OF WRITTEN INSTRUCTIONS CONTAINING THE DESIGNATED ORDER NUMBER AND AUTHORIZED PERSON’S SIGNATURE AND TRANSMITTED BY FACSIMILE.

2.

RECEIPT OF CONFIRMATION

The Transfer Agent will fax a copy of any accepted Redemption Order that was submitted by telephone to the Participant within approximately 45 minutes of its receipt of acceptance of the Order by the Distributor, as confirmation of such Redemption Order.   In the event the Participant does not receive a Redemption Order confirmation, it should contact the Transfer Agent at the business number indicated.

3.

AMBIGUOUS INSTRUCTIONS

In the event that the written Redemption Order contains terms that differ from the information provided in the telephone call at the time of issuance of the Order Number, a representative of the Transfer Agent will attempt to contact the Participant to request confirmation of the terms of the Redemption Order.  If an Authorized Person is able to confirm the terms as they appear in the written Redemption Order by the Order Cut-Off Time, the Transfer Agent will continue processing the Redemption Order.  If an Authorized Person contradicts its terms, the Redemption Order will be deemed invalid and a corrected written Redemption Order must be received by the Transfer Agent by the Order Cut-Off Time.

In the event that a written Redemption Order contains terms that are illegible, as determined in the sole discretion of the Distributor or Transfer Agent, the written Redemption Order will be deemed invalid and the Transfer Agent will attempt to contact the Participant to request transmission of a legible written Redemption Order.  If the Transfer Agent does not receive a legible written Redemption Order by the Order Cut-Off Time, the Redemption Order will be deemed invalid.  If the Transfer Agent is not able to contact an Authorized Person, the Redemption Order will be deemed invalid.

D.

T-1 PROCEDURES

The following trade date minus 1 (“T-1”) procedures relate only to Purchase Orders and Redemption Orders submitted after 4:00 p.m., U.S. Eastern time (or such earlier time following an early NYSE close on a Transmittal Day) and before 5:00 p.m., U.S. Eastern time (the “T-1 Order Cut-Off Time”) (a “T-1 Purchase Order” with respect to Purchase Orders and a “T-1 Redemption Order” with respect to Redemption Orders) for the Funds listed on Attachment C.  Except as modified herein, all of the procedures set forth under Sections A.1 - A.3 and Sections B.1 - B.3 of this Attachment A apply to T-1 Purchase Orders and T-1 Redemption Orders.

An Authorized Person for the Participant may call the Transfer Agent at the telephone number provided on the order form after 4:00 p.m., U.S. Eastern time and before 5:00 p.m., U.S. Eastern time to receive an Order Number.  Upon verifying the authenticity of the Authorized Person (as determined by the use of the appropriate PIN Number) and the terms of the T-1 Purchase Order or T-1 Redemption Order, the Transfer Agent will issue a unique Order Number.  An Order Number is only valid for a limited time.  The T-1 Purchase Order or T-1 Redemption Order must be sent by facsimile in the form provided by the Fund or its agents (which may include various Participant representations) to the Transfer Agent within 20 minutes of the issuance of the Order Number.  In the event that the T-1 Purchase Order or T-1 Redemption Order is not received within such time period, the Transfer Agent will attempt to contact the Participant to request immediate transmission of the T-1 Purchase Order or T-1 Redemption Order.  Unless the T-1 Purchase Order or T-1 Redemption Order is received by the Transfer Agent upon the earlier of (i) within 15 minutes of contact with the Participant or (ii) 45 minutes after the T-1 Order Cut-Off Time, the Order will be deemed invalid.

NOTE:

A T-1 PURCHASE ORDER OR T-1 REDEMPTION ORDER IS NOT COMPLETE UNTIL THE TRANSFER AGENT ISSUES AN ORDER NUMBER.  AN ORDER MAY NOT BE CANCELED BY AN AUTHORIZED PERSON AFTER AN ORDER NUMBER HAS BEEN ISSUED.  INCOMING TELEPHONE CALLS ARE QUEUED AND WILL BE HANDLED IN THE ORDER RECEIVED.  A CALL THAT IS PLACED BEFORE THE T-1 ORDER CUT-OFF TIME WILL BE PROCESSED EVEN IF THE CALL IS ANSWERED BY THE TRANSFER AGENT AFTER THE T-1 ORDER CUT-OFF TIME.  ACCORDINGLY, THE AUTHORIZED PERSON SHOULD NOT HANG UP AND REDIAL.  INCOMING CALLS THAT ARE RECEIVED AFTER THE T-1 ORDER CUT-OFF TIME WILL NOT BE ANSWERED BY THE TRANSFER AGENT.  ALL TELEPHONE CALLS MAY BE RECORDED BY THE TRANSFER AGENT.

THE TELEPHONE CALL IN WHICH THE ORDER NUMBER IS ISSUED INITIATES THE ORDER PROCESS BUT DOES NOT ALONE CONSTITUTE THE ORDER.  AN ORDER IS ONLY COMPLETED AND PROCESSED UPON RECEIPT OF WRITTEN INSTRUCTIONS CONTAINING THE DESIGNATED ORDER NUMBER AND AUTHORIZED PERSON’S SIGNATURE AND TRANSMITTED BY FACSIMILE.  ONCE AN ORDER NUMBER IS ISSUED, A T-1 PURCHASE ORDER OR A T-1 REDEMPTION ORDER CANNOT BE CANCELED BY THE PARTICIPANT.

E.

ADDITIONAL SETTLEMENT PROCEDURES

The Participant is advised that, pursuant to the Trust’s Valuation Procedures, if an error occurs in calculating a Fund’s net asset value after Participant receives a Purchase/Redemption Order confirmation but prior to the Settlement Date and results in a difference between the originally computed net asset value and the corrected net asset value that equals or exceeds $0.01 per share, the Custodian will reprocess the Purchase/Redemption Order and notify the Participant. If there is a loss to the Fund as a result of the error in calculating the net asset value, the Participant will be required to pay the additional value in cash on or prior to the Settlement Date. If there is a Fund benefit, the amount of the benefit will be returned to the Participant on the Settlement Date.

A-2

APPENDIX 1

Procedures Specific to Non-Standard Orders

The following guidelines must be followed by the Participant when placing a non-standard order (e.g., substituting cash-in-lieu of a Deposit Security) (each, a “Non-Standard Order”):

1.

Prior to placing the Non-Standard Order with the Transfer Agent, the Participant must contact the Adviser at the number set forth on the applicable order form or as otherwise provided in order to discuss the cash and/or securities (together, the “Non-Standard Consideration”) expected to be delivered by (in the case of a Creation Order) or received by (in the case a Redemption Order) the Participant per the Non-Standard Order on settlement date.  If the Adviser provides verbal authorization to the Participant regarding the use of the Non-Standard Consideration, the Participant will follow the directions regarding placing orders outlined in Attachment A and it will be the Participant’s responsibility to ensure that the box is checked on the applicable order form indicating that the Participant is submitting a Non-Standard Order.

2.

Notwithstanding the Order-Cut Off Time(s) described in Attachment A, the Order Cut-Off Time for Non-Standard Orders will be at least one hour prior to the closing time of the regular trading session on the NYSE on a Transmittal Day; provided that, when the NYSE closes early on a Transmittal Day prior to a Holiday, or for any other reason, the Order Cut-Off Time shall be at least one hour prior to the earlier NYSE close on such Transmittal Day (“Non-Standard Order Cut-Off Time”).  Non-Standard Orders will not be processed if received after the applicable Non-Standard Order Cut-Off Time, as determined by the Fund and provided to the Participant.  The Participant must transact on a standard order after the applicable Non-Standard Order Cut-Off Time.

IN WITNESS WHEREOF, the Participant acknowledges that he or she has read the procedures relating to Non-Standard Orders and agrees to comply with all such procedures.  Failure to comply with the Non-Standard Order procedures will require the transaction to be effected as a standard order (i.e., standard basket).

PARTICIPANT:
NSCC #:
BY:
TITLE:
ADDRESS:
TELEPHONE:
FACSIMILE:

A-1

ATTACHMENT B-1

CERTIFICATE OF AUTHORIZED PERSONS OF THE AUTHORIZED PARTICIPANT

FIDELITY TRUSTS

The following are the names, titles, signatures, phone numbers, and email addresses of all persons (each, an “Authorized Person”) authorized to (i) give instructions relating to any activity contemplated by the Authorized Participant Agreement (as may be amended from time to time, the “Agreement”) between Fidelity Distributors Company LLC and  [               ] and subject to acceptance by State Street Bank and Trust Company, or (ii) give any other notice, request or instruction on behalf of the Authorized Participant pursuant to the Agreement.

Authorized Participant:  [__________________________________].[NSCC/DTC #s:_________]

NAME(1)	TITLE(1)	SIGNATURE(1)	TELEPHONE NUMBER(1)	E-MAIL ADDRESS(1)	User Location (Country)	PERMISSION (2)*

*Permissions:

RO- Read-Only (Allows users to see account information and run reports, but not place trades)

ET – Execute Trades (Allows user to place trades directly on to Fund Connect)

(1)

Required information.

(2)

Required information to use the Web Order Site.

Signed on behalf of the Authorized Participant:

By:

Name:

Title:

Date:

ATTACHMENT B-2

[On AP’s Firm Letterhead]

[DATE]

TO: Fidelity Distributors Company LLC (the “Distributor”) and State Street Bank and Trust Company (the “Transfer Agent”)

Re:

Addendum to the Certificate of Authorized Persons for [_________________________] under the Authorized Participant Agreement (as may be amended from time to time, the “Agreement”) between Fidelity Distributors Company LLC and  [                    ] and subject to acceptance by State Street Bank and Trust Company

Ladies and Gentlemen:

 Pursuant to the Agreement, following are the names, titles, signatures, phone numbers, and email addresses of additional Authorized Persons (as defined in the Agreement) of  [______________________________] (the “Participant”) authorized to give instructions relating to any activity contemplated by the Agreement or any other notice, request or instruction on behalf of the Participant pursuant to the Agreement.  This list of Authorized Persons is an addendum and adds Authorized Persons to the Participant’s most recently executed certificate (entitled “Certificate of Authorized Persons of the Authorized Participant, Fidelity Trusts”) preceding the date set forth above.

NAME(1)	TITLE(1)	SIGNATURE(1)	TELEPHONE NUMBER(1)	E-MAIL ADDRESS(1)	User Location (Country)	PERMISSION (2)*

*Permissions:

RO- Read-Only (Allows users to see account information and run reports, but not place trades)

ET – Execute Trades (Allows user to place trades directly on to Fund Connect)

(1)

Required information.

(2)

Required information to use the Web Order Site.

Signed on behalf of the Authorized Participant:

By:

Name:

Title:

Date:

ATTACHMENT C

List of Trusts

Fidelity Commonwealth Trust

Fidelity Covington Trust

Fidelity Greenwood Street Trust

Fidelity Merrimack Street Trust

Fidelity Salem Street Trust

Fidelity School Street Trust

Fidelity Securities Fund